                                                                    EXHIBIT 99.1

                          Independent Auditors' Report

The Board of Directors and Shareholders
The Money Store Inc.:

     We have audited the accompanying consolidated statements of financial condition of The Money Store Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Money Store Inc. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

/s/  KPMG Peat Marwick LLP

KPMG Peat Marwick  LLP
Sacramento, CA
February 12, 1997,
except for Note 16,
as to which the
date is April 8, 1997

                      THE MONEY STORE INC. AND SUBSIDIARIES
                 Consolidated Statements of Financial Condition
                             (Dollars in thousands)

                                     Assets
                                     ------                         December 31,
                                                              -----------------------
                                                                 1996         1995
                                                              ----------   ----------
Cash and cash equivalents (including $170,079 and
     $136,159 in 1996 and 1995 which are restricted)          $  321,703   $  178,781
Receivables, net of allowance for credit losses of
     $19,895 and $15,591 in 1996 and 1995                      1,385,934    1,029,853
Excess servicing asset                                           806,385      524,359
Property and equipment, net                                       73,458       33,762
Other                                                             24,545       25,493
                                                              ----------   ----------

                                                              $2,612,025   $1,792,248
                                                              ==========   ==========

                      Liabilities and Shareholders' Equity
                      ------------------------------------
Liabilities:
     Notes payable                                            $1,319,197   $1,075,892
     Accounts payable and other liabilities                      333,283      226,443
     Income taxes, principally deferred                          147,197       94,928
     Unearned insurance commissions                                7,754        4,704
     Allowance for credit losses on loans sold                   220,085      125,155
                                                              ----------   ----------

                                                               2,027,516    1,527,122
                                                              ----------   ----------

Subordinated debt                                                  2,000       24,000
                                                              ----------   ----------

Commitments and contingencies (Note 10)

Shareholders' equity:
     Preferred stock, no par; authorized
           10,000,000 shares; issued and
           outstanding 5,215,000 of $1.72
           mandatory convertible shares in 1996
           (aggregate liquidation value of $144,064)             133,363           --
     Common stock, no par; authorized 250,000,000
           shares; issued and outstanding 57,791,436 shares
           in 1996 and 51,339,896 shares in 1995                 188,276       59,603
     Retained earnings                                           260,870      181,523
                                                              ----------   ----------

                                                                 582,509      241,126
                                                              ----------   ----------

                                                              $2,612,025   $1,792,248
                                                              ==========   ==========


          See accompanying notes to consolidated financial statements.

                      THE MONEY STORE INC. AND SUBSIDIARIES
                        Consolidated Statements of Income
                  (Dollars in thousands, except per share data)

                                                     Years ended December 31,
                                                  ------------------------------
                                                    1996       1995       1994
                                                  --------   --------   --------
Revenues:
     Gain on sale of receivables                  $544,451   $353,995   $259,913
     Finance income, fees earned and other         234,211    156,563     70,557
                                                  --------   --------   --------

                                                   778,662    510,558    330,470
                                                  --------   --------   --------
Expenses:
     Salaries and employee benefits                170,296    119,423     85,596
     Other operating expenses                      194,098    123,394     96,188
     Provision for credit losses                   145,652     90,723     52,600
     Interest                                      124,076     93,985     43,059
                                                  --------   --------   --------

                                                   634,122    427,525    277,443
                                                  --------   --------   --------

Income before income taxes                         144,540     83,033     53,027
Income taxes                                        58,885     34,318     21,706
                                                  --------   --------   --------

Net income                                        $ 85,655   $ 48,715   $ 31,321
                                                  ========   ========   ========
Net income per common share:
     Primary                                      $   1.44   $   0.95   $   0.62
                                                  ========   ========   ========

     Fully diluted                                $   1.41   $   0.95   $   0.62
                                                  ========   ========   ========


          See accompanying notes to consolidated financial statements.

                      THE MONEY STORE INC. AND SUBSIDIARIES
                 Consolidated Statements of Shareholders' Equity
                             (Dollars in thousands)


                                                                                                                           Total
                                                       Preferred Stock                Common Stock          Retained   Shareholders'
                                                   Shares          Amount         Shares        Amount      Earnings      Equity
                                                 ----------      ---------      ----------     --------     --------     --------
Balance, December 31, 1993                               --      $      --      50,805,000     $ 57,963     $107,350     $165,313
Net income                                                                                                    31,321       31,321
Purchase of fractional shares                                                          (37)
Common dividends                                                                                              (2,371)      (2,371)
                                                 ----------      ---------      ----------     --------     --------     --------

Balance, December 31, 1994                               --             --      50,804,963       57,963      136,300      194,263
Net income                                                                                                    48,715       48,715
Proceeds from exercise
    of stock options                                                               534,933        1,640                     1,640
Common dividends                                                                                              (3,492)      (3,492)
                                                 ----------      ---------      ----------     --------     --------     --------

Balance, December 31, 1995                               --             --      51,339,896       59,603      181,523      241,126
Net income                                                                                                    85,655       85,655
Issuance of preferred stock                       5,215,000        133,363                                                133,363
Issuance of common stock                                                         5,937,500      122,128                   122,128
Proceeds and related tax benefits
   from exercise of stock options                                                  514,040        6,545                     6,545
Preferred dividends                                                                                             (621)        (621)
Common dividends                                                                                              (5,687)      (5,687)
                                                 ----------      ---------      ----------     --------     --------     --------

Balance, December 31, 1996                        5,215,000      $ 133,363      57,791,436     $188,276     $260,870     $582,509
                                                 ==========      =========      ==========     ========     ========     ========



          See accompanying notes to consolidated financial statements.

                      THE MONEY STORE INC. AND SUBSIDIARIES
                      Consolidated Statements of Cash Flows
                             (Dollars in thousands)

                                                                                             Years ended December 31,
                                                                              -----------------------------------------------------
                                                                                 1996                 1995                 1994
                                                                              -----------          -----------          -----------
Cash flows from operating activities:
  Net income                                                                  $    85,655          $    48,715          $    31,321
  Adjustments to reconcile net income to net
     cash used in operations:
         Depreciation and amortization                                             15,630                8,446                5,475
         Provision for deferred income taxes                                       47,887               13,430               16,437
         Provision for credit losses                                              145,652               90,723               52,600
         Net changes in operating assets
             and liabilities:
                 Proceeds from loans sold                                       5,449,240            3,508,824            2,816,411
                 Loans originated and purchased                                (5,693,054)          (3,822,971)          (2,779,408)
                 Loans repurchased                                                 (6,971)              (9,059)             (14,314)
                 Increase in other receivables                                   (156,693)             (97,445)            (110,116)
                 Excess Servicing Spread                                         (534,550)            (342,256)            (208,156)
                 Amortization of Excess Servicing Asset                           252,524              137,502              113,443
                 Increase in accounts payable and
                    other liabilities                                              24,001               18,469               10,186
                 Other, net                                                        11,236                7,242                 (936)
                                                                              -----------          -----------          -----------
     Net cash used in operating
          activities                                                             (359,443)            (438,380)             (67,057)
                                                                              -----------          -----------          -----------
Cash flows from investing activities:
     Purchase of property and equipment                                           (48,612)             (17,466)             (15,487)
     Payment for purchase of home improvement loan
             company, net of cash acquired                                             --                   --               (2,748)
                                                                              -----------          -----------          -----------

     Net cash used in investing activities                                        (48,612)             (17,466)             (18,235)
                                                                              -----------          -----------          -----------
Cash flows from financing activities:
     Net increase in credit facilities                                            302,415               99,472               24,784
     Proceeds from unsecured senior notes                                          20,000              300,000              150,000
     Principal payments on unsecured senior notes                                 (83,000)                  --                   --
     Principal payments on subordinated debt                                      (22,000)                  --              (17,000)
     Debt issuance costs                                                           (1,413)              (2,902)              (2,169)
     Net increase in collections payable                                           82,839               78,617                6,662
     Net proceeds from issuance of preferred stock                                133,363                   --                   --
     Net proceeds from issuance of common stock                                   122,128                   --                   --
     Proceeds from exercise of stock options                                        2,953                1,640                   --
     Dividends paid                                                                (6,308)              (3,492)              (2,371)
                                                                              -----------          -----------          -----------
     Net cash provided by financing
         activities                                                               550,977              473,335              159,906
                                                                              -----------          -----------          -----------
     Net increase in cash and cash equivalents                                    142,922               17,489               74,614
Cash and cash equivalents at beginning of year                                    178,781              161,292               86,678
                                                                              -----------          -----------          -----------

Cash and cash equivalents at end of year                                      $   321,703          $   178,781          $   161,292
                                                                              ===========          ===========          ===========



          See accompanying notes to consolidated financial statements.

                      THE MONEY STORE INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(1)  Summary of Significant Accounting Policies

Business

     The Money Store Inc. together with its subsidiaries (the "Company") is a financial services company engaged in the business of originating (including purchasing), selling and servicing consumer and commercial loans of specified types and offering related services. Loans originated by the Company primarily consist of: (i) fixed and adjustable rate loans secured by mortgages on residential real estate (collectively "Home Equity Loans") which include FHA Title I home improvement loans ("FHA Title I Loans") insured by the Federal Housing Authority (the "FHA") of the United States Department of Housing and Urban Development ("HUD"), and other home improvement loans not insured by FHA ("Conventional Home Improvement Loans") and collectively with FHA Title I Loans, ("Home Improvement Loans"); (ii) loans guaranteed in part ("SBA Loans") by the United States Small Business Administration (the "SBA") and commercial loans generally secured by first mortgages ("Small Business Loans" and, together with SBA Loans, "Commercial Loans"); (iii) government-guaranteed student loans ("Student Loans"); and (iv) motor vehicle retail installment sale contracts purchased from automobile dealers ("Auto Loans").

Basis of Financial Statement Presentation

     The consolidated financial statements include the accounts of The Money Store Inc. and its subsidiaries, all of which are wholly-owned. The consolidated financial statements are prepared in accordance with generally accepted accounting principles. All significant intercompany accounts and transactions have been eliminated in consolidation. In preparing the consolidated financial statements, management is required to make estimates and assumptions which affect the reported amounts of assets and liabilities as of the date of the consolidated statements of financial condition and revenues and expenses for the period. Actual results could differ from those estimates. These estimates include, among other things, estimated prepayments and discount rates on loans sold with servicing retained, valuation of collateral owned, and determination of the allowance for credit losses.

Revenue Recognition

     Gain on sale of receivables represents the present value of the difference between the interest rate charged by the Company to a borrower and the interest rate received by the investor who purchased the loan in excess of normal loan servicing fees after giving effect to prepayment assumptions (the "Excess Servicing Spread"). Included in gain on sale of receivables in addition to the Excess Servicing Spread are the following: (i) non-refundable fees and premiums on loans sold; (ii) costs related to the sale of the loans; and (iii) gains or losses on certain transactions structured as an economic hedge that are designed to minimize risk of interest rate fluctuations. The Company recognizes such gain on sale of loans on the settlement date. Gains on the sale of a portion of a loan are based on the relative fair market value of the loan portion sold and retained. Concurrently with recognizing such gain on sale, the Company records a corresponding asset (the "Excess Servicing Asset") on its consolidated statement of financial condition in an initial amount equal to the Excess Servicing Spread.

                      THE MONEY STORE INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(1) Summary of Significant Accounting Policies (continued)

Revenue Recognition (continued)

     The Excess Servicing Asset is amortized, as a charge to finance income, in proportion to the income received from the differential retained over the estimated lives of the underlying loans. Income from the differential retained is recorded in finance income as received. In addition, finance income includes servicing fees and interest income on loans retained by the Company. The Excess Servicing Asset is carried at the lower of amortized cost or net realizable value.

     The carrying value of the Excess Servicing Asset is analyzed quarterly by the Company on a disaggregated basis to determine whether prepayment experience has had an impact on this carrying value. Expected cash flows of the underlying loans sold are reviewed based upon current economic conditions and the type of loans originated and are revised as necessary using the original discount rate used in calculating the gain on sale. Adjustments arising from adverse prepayment experience are recognized as a charge to earnings while favorable experience is not recognized until realized.

     The Company ceases to accrue finance income on loans receivable which become 90 days delinquent. Finance income previously accrued and unpaid on loans receivable which become 90 days delinquent is reversed.

Loans Receivable

     Loans receivable held for sale are carried at the lower of aggregate cost or market value. Market value is determined by outstanding commitments from investors or current investor yield requirements. There was no allowance for market losses on loans receivable held for sale at December 31, 1996 and 1995.

Credit Losses

     Provision for credit losses is charged to income in amounts sufficient to maintain the allowance at a level considered adequate to cover anticipated losses resulting from liquidation of outstanding loans. The allowance for credit losses is based upon periodic analysis of the portfolio, economic conditions and trends, historical credit loss experience, borrowers' ability to repay and collateral values. The allowance for credit losses on loans sold represents the Company's best estimate of future credit losses likely to be incurred over the life of the loans sold. The Company's charge-off policy is based on a review of each individual receivable and the loan is charged-off when deemed uncollectable.

                      THE MONEY STORE INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(1) Summary of Significant Accounting Policies (continued)

Property and Equipment, net

     Property and equipment is stated at cost less accumulated depreciation and amortization. Capital leases are included in property and equipment, at the capitalized amount. Depreciation and amortization are computed primarily using the straight-line method. Estimated useful lives range from three to seven years for furniture and equipment, the lesser of ten years or the lease term for leasehold improvements, and three to five years for capital leases.

     Also included in property and equipment is the capitalization of costs relating to the construction of an office building. Costs include expenditures for the purchase of land, construction of the building along with related costs and the amount of interest associated with the construction. Capitalized interest is recorded as part of the asset cost and will be depreciated over its useful life when it becomes operational.

Collateral Owned

     Collateral owned consists of property acquired by foreclosure or in settlement of loans receivable or repossession, and is carried at the lower of carrying value or fair value less estimated costs to sell. Collateral owned is $7,199,000 and $10,211,000 at December 31, 1996 and 1995, respectively, and is included in other assets.

Income Taxes

     The Company recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Unearned Insurance Commissions

     The Company receives a commission from third party providers based upon the insurance coverage sold to Home Equity Loan customers. For financial reporting, this income is deferred and recognized over the expected life of the insurance policy.

                      THE MONEY STORE INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(1) Summary of Significant Accounting Policies (continued)

Net Income Per Share

     Net income per share of common stock is computed using the weighted average number of common shares outstanding during each period, after giving effect to common stock equivalents arising from the assumed conversion of the outstanding $1.72 mandatory convertible preferred stock and the assumed exercise of stock options. The primary weighted average number of common shares including common stock equivalents is 59,085,322 for 1996, 51,023,609 for 1995 and 50,804,963 for
1994. The fully diluted weighted average number of common shares including common stock equivalents is 60,821,321 for 1996, 51,023,609 for 1995 and 50,804,963 for 1994. All share and per share amounts have been restated to reflect stock splits effected by the Company.

Statements of Cash Flows

     The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

     Supplemental disclosure of cash flow information is as follows:

     Cash paid for interest expense is $122,531,000, $84,335,000 and $38,779,000 for the years ended December 31, 1996, 1995 and 1994, respectively. Cash paid for income taxes is $9,253,000, $12,940,000 and $2,035,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

     Supplemental disclosure of noncash investing and financing activities is as follows:

     Noncash investing and financing activities consist of capital lease obligations of $3,890,000 for the year ended December 31, 1996, in connection with leases for equipment.

Recent Accounting Developments

     In June 1996, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard No. 125 ("FAS 125"), Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities. This Statement provides guidance for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. FAS 125 supersedes FAS 76, 77 and 122, while amending both FAS 65 and 115. The Statement is effective January 1, 1997 and is to be applied prospectively. Earlier implementation is not permitted.

                      THE MONEY STORE INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

Recent Accounting Developments (Cont.)

     A transfer of financial assets in which control is surrendered is accounted for as a sale to the extent that consideration other than beneficial interests in the transferred assets is received in the exchange. Liabilities and derivatives incurred or obtained by the transfer of financial assets are required to be measured at fair value, if practicable. Also, servicing assets and other retained interests in the transferred assets must be measured by allocating the previous carrying value between the asset sold and the interest retained, if any, based on their relative fair values at the date of transfer. For each servicing contract in existence before January 1, 1997, previously recognized servicing rights and excess servicing receivables that do not exceed contractually specified servicing are required to be combined, net of any previously recognized servicing obligations under that contract, as a servicing asset or liability. Previously recognized servicing receivables that exceed contractually specified servicing fees are required to be reclassified as interest-only strip receivables and the allowance for credit losses on loans sold will be reclassified as a reduction of these receivables.

     FAS 125 also requires an assessment of interest-only strips, loans, other receivables and retained interests in securitizations. If these assets can be contractually prepaid or otherwise settled such that the holder would not recover substantially all of its recorded investment, the asset will be measured like available-for-sale securities or trading securities, under FAS 115. This assessment is required for financial assets held on or acquired after January 1, 1997.

     It is expected that, upon implementation, FAS 125 will require the Company to record an unrealized gain of approximately $15,000,000.

     In May 1995, the FASB issued FAS 122, "Accounting for Mortgage Servicing Rights" which became effective for years beginning after December 15, 1995. The adoption of FAS 122 has no material impact on the financial condition or results of operations of the Company.

                      THE MONEY STORE INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(2)  Receivables, net

                                                             December 31,
                                                     ---------------------------
                                                        1996             1995
                                                     ----------       ----------
                                                       (Dollars in thousands)
Loans held for sale:
     Home Equity Loans                               $  548,181       $  460,310
     Commercial Loans                                   264,655          235,157
     Student Loans                                      187,498          106,413
     Auto Loans                                          38,779            5,842
                                                     ----------       ----------

                                                      1,039,113          807,722
Other                                                   297,832          193,799
Accrued interest                                         68,884           43,923
                                                     ----------       ----------

                                                      1,405,829        1,045,444
Less allowance for credit losses                         19,895           15,591
                                                     ----------       ----------

                                                     $1,385,934       $1,029,853
                                                     ==========       ==========

Loans Held for Sale

Home Equity Loans

     Home Equity Loans held for sale have contractual maturities of up to 30 years. Real property of the borrower is usually pledged as collateral. Home Equity Loans are generally sold in securitization transactions with servicing retained.

Commercial Loans

     SBA Loans have contractual maturities of up to 25 years. SBA Loans are made under the Small Business Act and are guaranteed in part by the Federal government. The guaranteed and unguaranteed portions of SBA Loans are sold in separate transactions while the Company retains the servicing rights. At December 31, 1996 and 1995, the unguaranteed portion of SBA Loans held for sale is $44,829,000 and $85,932,000, respectively.

     Small Business Loans have maturities up to 30 years. At December 31, 1996 and 1995, Small Business Loans held for sale are $120,450,000 and $72,577,000, respectively.

                      THE MONEY STORE INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(2)  Receivables, net (continued)

Student Loans

     Student Loans have varying maturities. Loans are made through the Guaranteed Student Loan Program and are at least insured 98% by agencies approved by the United States Department of Education. Student Loans are generally sold in securitization transactions with servicing retained.

Auto Loans

     Auto Loans have contractual maturities up to seven years. The vehicle purchased by the borrower is pledged as collateral. Auto Loans are generally sold in securitization transactions with servicing retained.

Other Receivables

     Other receivables consist primarily of cash advances made by the Company in connection with certain securitization transactions designed to protect investors from losses and repurchased loans.

Allowance for Credit Losses

     The activity in the allowance for credit losses is summarized as follows:

                                                                 As of and for the
                                                             years ended December 31,
                                                       ----------------------------------
                                                          1996         1995        1994
                                                       ---------    ---------    --------
                                                              (Dollars in thousands)

Balance, beginning of year                             $ 140,746    $  77,863    $ 45,542
Provision for credit losses                              145,652       90,723      52,600
Loans charged-off and reclassification to collateral
     owned                                               (51,265)     (30,118)    (20,925)
Recoveries                                                 4,847        2,278         646
                                                       ---------    ---------    --------

Balance, end of year                                   $ 239,980    $ 140,746    $ 77,863
                                                       =========    =========    ========

Allowance for credit losses                            $  19,895    $  15,591    $ 14,014
Allowance for credit losses on loans sold                220,085      125,155      63,849
                                                       ---------    ---------    --------

                                                       $ 239,980    $ 140,746    $ 77,863
                                                       =========    =========    ========

                      THE MONEY STORE INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(2)  Receivables, net (continued)

     At December 31, 1996 and 1995, the gross allowance for credit losses on loans sold was $292,055,000 and $158,424,000, respectively, which was discounted using risk-free interest rates of 6.80% and 6.34% in 1996 and 1995, respectively.

     As of December 31, 1996 and 1995, loans retained by the Company totaling $31,602,000 and $35,637,000, respectively, were on non-accrual status.

Serviced Loan Portfolio

     The serviced loan portfolio, which consists of loans sold to investors and loans retained by the Company, is as follows:

                                                          December 31,
                                                --------------------------------
                                                   1996                  1995
                                                -----------           ----------
                                                    (Dollars in thousands)
Home Equity Loans                               $ 8,230,776           $5,751,677
Commercial Loans                                  2,282,384            1,907,050
Student Loans                                     1,203,739              845,501
Auto Loans                                          475,533              117,239
                                                -----------           ----------

                                                $12,192,432           $8,621,467
                                                ===========           ==========


(3)  Excess Servicing Asset

     The activity in the Excess Servicing Asset is summarized as follows:

                                                Years ended December 31,
                                        ---------------------------------------
                                           1996           1995           1994
                                        ---------      ---------      ---------
                                                (Dollars in thousands)
Balance, beginning of year              $ 524,359      $ 319,605      $ 224,892
Excess Servicing Spread                   534,550        342,256        208,156
Amortization                             (252,524)      (137,502)      (113,443)
                                        ---------      ---------      ---------

Balance, end of year                    $ 806,385      $ 524,359      $ 319,605
                                        =========      =========      =========

                      THE MONEY STORE INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(3)  Excess Servicing Asset (continued)

     The Company discounts the cash flows on the underlying loans sold at a rate it believes a purchaser would require as a rate of return. The weighted average rates used to discount the cash flows are as follows:

                                                  Years ended December 31,
                                             ---------------------------------
                                             1996          1995           1994
                                             ----          ----           ----
Home Equity Loans                            11.3%         11.6%          9.7%
Commercial Loans                             10.5%         11.2%          9.4%
Student Loans                                 8.2%          8.7%          7.7%
Auto Loans                                   12.0%         12.0%           --


     The carrying value of the Excess Servicing Asset is analyzed quarterly by the Company on a disaggregated basis to determine whether prepayment experience has had any impact on this carrying value.

     The weighted average discount rate used in determining the carrying value of the Excess Servicing Asset is 11.5%, 11.0% and 10.0% as of December 31, 1996, 1995 and 1994, respectively.

         Included in gain on sale of receivables in addition to the Excess Servicing Spread, is the following: (i) non-refundable fees and premiums on loans sold; (ii) costs related to the sale of loans; and (iii) gains or losses on certain transactions structured as an economic hedge that are designed to minimize risk of interest rate fluctuations. The net amounts of these additions to gain on sale are $9,901,000, $11,739,000 and $51,757,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

                      THE MONEY STORE INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(4)  Property and Equipment, net

                                                               December 31,
                                                        ------------------------
                                                          1996            1995
                                                        --------         -------
                                                         (Dollars in thousands)
Land                                                    $  7,296         $   183
Buildings and improvements                                 6,182           4,398
Furniture and fixtures                                    75,085          47,662
Construction in progress (a)                              16,182              --
                                                        --------         -------

                                                         104,745          52,243
Less accumulated depreciation
    and amortization                                      31,287          18,481
                                                        --------         -------

                                                        $ 73,458         $33,762
                                                        ========         =======

     (a)  Capitalized interest is $803,000 for the year ended December 31, 1996.

(5)  Notes Payable

                                                          December 31,
                                                  ------------------------------
                                                     1996                1995
                                                  ----------          ----------
                                                      (Dollars in thousands)
Secured:
     Warehouse notes                              $  408,244          $  355,114
     Other notes                                       3,803                 628
                                                  ----------          ----------

                                                     412,047             355,742
Unsecured                                            907,150             720,150
                                                  ----------          ----------

                                                  $1,319,197          $1,075,892
                                                  ==========          ==========

Secured Notes

     The Company has available lines of credit, which are subject to renewal periodically, for warehousing of loans of $2,600,000,000 at December 31, 1996. Outstanding borrowings under these credit facilities are collateralized by loans of $411,682,000 and restricted cash in the amount of $6,083,000 at December 31, 1996. Upon the sale of loans, the notes are repaid.

                      THE MONEY STORE INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(5)  Notes Payable (continued)

     In addition, other secured notes represent capital lease obligations of $3,803,000 at December 31, 1996. The future minimum lease payments are as follows: $1,602,000 in 1997, $1,528,000 in 1998, $637,000 in 1999, $464,000 in
2000 and $35,000 in 2001. Included in the above amounts is $463,000 representing interest.

     The following table presents data on warehouse notes payable:

                                                 Years ended December 31,
                                       -----------------------------------------
                                          1996             1995         1994
                                       -----------     -----------  ------------
                                                   (Dollars in thousands)
Weighted average interest rate for
     the year                                  7.1%           7.7%         5.6%
Weighted average interest rate at
     end of year                               7.5%           6.6%         6.4%
Average amount outstanding for
     the year                          $   799,282    $   548,733  $   255,789
Maximum amount outstanding
     at any month end                  $ 1,281,698    $   916,426  $   411,577

Unsecured Notes

     Unsecured notes at December 31, 1996 and 1995 included senior notes of $637,000,000 and $655,000,000, respectively. The Company is required to pay principal of $112,000,000 in 1997, $40,000,000 in 1998, $190,000,000 in 1999,
$110,000,000 in 2000, $35,000,000 in 2001 and $150,000,000 in 2002.

     On August 16, 1996, the Company entered into a $400,000,000 unsecured revolving credit facility (the "Credit Facility") which expires August 16, 1999. At December 31, 1996 outstanding advances under the Credit Facility were $250,000,000.

     In addition, unsecured notes payable include bank loans due within one year of $20,150,000 and $65,150,000 at December 31, 1996 and 1995, respectively.

     The Company is required to comply with various operating and financial covenants defined in the agreements governing the issuance of the senior notes. In addition, the Credit Facility and certain of the Company's warehouse notes incorporate the restriction contained in the senior notes or otherwise contain similar restrictions. The covenants restrict the payment of certain distributions including dividends. At December 31, 1996, the Company had available $296,704,000 for the payment of such distributions under the most restrictive of such covenants.

                      THE MONEY STORE INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(5)  Notes Payable (continued)

     Costs incurred in connection with the issuance of the unsecured notes have been deferred and are being amortized over the terms of the respective notes using the straight line method. At December 31, 1996 and 1995, the unamortized debt issuance cost is $4,875,000 and $5,473,000, respectively.

     The following table presents data on unsecured notes payable:

                                                Years ended December 31,
                                       -----------------------------------------
                                           1996           1995          1994
                                       -----------    -----------  -------------
                                                   (Dollars in thousands)
Weighted average interest rate for
     the year                                  8.2%           8.7%          8.3%
Weighted average interest rate at
     end of year                               7.8%           8.6%          8.7%
Average amount outstanding for
     the year                          $   822,833    $   561,483  $    279,562
Maximum amount outstanding
     at any month end                  $ 1,010,150    $   720,150  $    405,150


(6) Subordinated Debt

                                                               December 31,
                                                         -----------------------
                                                           1996           1995
                                                         -------         -------
                                                          (Dollars in thousands)

12% due December 31, 1996 (a)                            $    --         $22,000
7.8% due September 2, 1997                                 2,000           2,000
                                                         -------         -------

                                                         $ 2,000         $24,000
                                                         =======         =======

(a) The notes provide for semi-annual interest payments and annual principal payments of $11,000,000. The Company had an $11,000,000 payment due on December 31, 1995 (not a business day) which was paid on January 2, 1996.

                      THE MONEY STORE INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(6) Subordinated Debt (continued)

     In connection with the above notes, the Company is required to comply with various operating and financial covenants as defined in the respective agreements governing the issuance of the notes.


     Costs incurred in connection with the issuance of the notes are deferred and amortized over the terms of the respective notes using the straight line method. The subordinated debt issuance cost is fully amortized at December 31, 1996 and at December 31, 1995, the unamortized subordinated debt issuance cost is $434,000.

(7)  Accounts Payable and Other Liabilities

     Accounts payable and other liabilities includes $246,018,000 and $163,179,000 at December 31, 1996 and 1995, respectively, of funds collected on loans sold and serviced for others. The Company is responsible for the collection of principal and interest which is remitted primarily in the month following collection.

(8)  Employee Benefit Plans

Defined Contribution Plan

     The Company has a defined contribution plan (401(k)) for all eligible employees. Contributions to the plan are in the form of employee salary deferrals which may be subject to employer matching contributions up to a specified limit. In addition, the Company may make an annual profit sharing contribution on behalf of its employees. The Company's cost for the plan, net of reallocated forfeitures, amounted to $4,851,000, $3,479,000 and $3,176,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

Profit Sharing Plan

     The Company has a non-qualified profit sharing plan for certain employees. Contributions to this plan are based on a percentage of pretax profits. The Company's cost of the plan amounted to $8,771,000, $4,391,000 and $3,337,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

Pension Plan

     The Company has a non-qualified, unfunded pension benefit plan. The purpose of the plan is to supplement the existing employee benefit plans for certain key executives. The benefits are based upon years of service and the employee's highest average compensation as defined.

                      THE MONEY STORE INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(8)  Employee Benefit Plans (continued)

     The following table sets forth the plan's status and amounts recognized in the Company's consolidated financial statements:

                                                               December 31,
                                                           --------------------
                                                             1996         1995
                                                           -------      -------
                                                          (Dollars in thousands)
Actuarial present value of benefit obligations:
     Vested                                                $ 1,350      $ 1,262
     Non-vested                                              1,979        1,758
                                                           -------      -------

Accumulated benefit obligation                               3,329        3,020
Effect of projected future compensation levels                  94          146
                                                           -------      -------

Projected benefit obligation                                 3,423        3,166
Unrecognized prior service cost                             (1,859)      (2,069)
Unrecognized net gain (loss)                                    53          (16)
Additional minimum liability                                 1,712        1,939
                                                           -------      -------

Total pension liability                                    $ 3,329      $ 3,020
                                                           =======      =======

     In determining the projected benefit obligation for the year ended December 31, 1996, the discount rate was 7.5% pre-retirement and 7.0% post-retirement. For the year ended December 31, 1995, the discount rate was 7.0% for pre-retirement and post-retirement. The rate of increase in the future compensation levels was 4.0% in 1996 and 1995.

                      THE MONEY STORE INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(8)  Employee Benefit Plans (continued)

     Net periodic pension cost includes the following components:

                                                         Years ended December 31,
                                                         -----------------------
                                                          1996     1995     1994
                                                          ----     ----     ----
                                                          (Dollars in thousands)

Service cost                                              $105     $144     $136
Interest cost on projected benefit obligation              222      206      174
Net amortization and deferral                              210      210      211
                                                          ----     ----     ----

Net periodic pension cost                                 $537     $560     $521
                                                          ====     ====     ====

     In determining the net periodic pension cost for the year ended December 31, 1996, the discount rate was 7.0% pre-retirement and post-retirement. For the year ended December 31, 1995, the discount rate was 7.5% pre-retirement and 7.0% post-retirement. The rate of increase in the future compensation levels was 4.0% in 1996 and 1995. For the year ended December 31, 1994, the discount rate was 7.0% and the rate of increase in the future compensation levels was 4.0%.

Stock Option Plans

     The Company's 1991 Stock Option Plan, as amended on April 15, 1993, and the 1995 Stock Incentive Plan dated August 15, 1995 (collectively the "Plans") provide for a total of 5,484,375 shares for issuance.

     Options granted under the Plans may be incentive stock options or non-qualified stock options. The exercise price of both types of options will be equal to 100% of the fair market value of the shares on the date of the grant.

                      THE MONEY STORE INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(8)  Employee Benefit Plans (continued)

     Twenty percent of the options initially granted under the Plans are exercisable by the holder one year after the date of grant, with an additional 20% of the options exercisable on the anniversary date of the grant for the next four years. No options shall be granted under the 1991 Stock Option Plan or the 1995 Stock Incentive Plan after September 15, 2001 and August 15, 2005, respectively. Changes in options outstanding are as follows:

                                                                          Years ended December 31,
                                       --------------------------------------------------------------------------------------------
                                                   1996                             1995                          1994
                                       -----------------------------   -----------------------------   ----------------------------
                                       Number of    Weighted-Average   Number of    Weighted-Average   Number of   Weighted-Average
                                        Shares       Exercise Price     Shares       Exercise Price     Shares      Exercise Price
                                        ------       --------------     ------       --------------     ------      --------------
Options outstanding at
    beginning of year                 3,168,090         $ 9.54         2,261,732         $ 4.27          794,996        $ 2.84
Options granted                         983,091          24.01         1,697,909          14.16        1,466,736          5.05
Options canceled                       (276,605)         15.34          (241,376)          6.23               --            --
Options exercised                      (523,350)          6.13          (550,175)          3.57               --            --
                                      ---------                        ---------                       ---------
Options outstanding at
    end of year                       3,351,226          13.95         3,168,090           9.54        2,261,732          4.27
                                      =========                        =========                       =========

Options exercisable                     521,750           7.62           530,000           3.77          477,000          2.84
                                      =========                        =========                       =========

                      THE MONEY STORE INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(8)  Employee Benefit Plans (continued)

                                                                               Weighted-
                                                              Weighted-        Average
                                                               Average        Remaining
                                             Number of         Exercise       Contracted
                                              Shares            Price       Life (in years)
                                           -------------   --------------   --------------
Exercise prices:
  $2.84
     Options outstanding                        195,249        $ 2.84            --
     Options exercisable                        195,249          2.84
  $4.83 - $7.07
     Options outstanding                      1,133,940          5.47           3.2
     Options exercisable                        167,936          5.44
  $9.57
     Options outstanding                         22,500          9.57           4.0
     Options exercisable                          4,500          9.57
  $15.90 - $22.25
     Options outstanding                      1,508,287         17.76           4.3
     Options exercisable                        154,065         15.99
  $25.00 - $26.69
     Options outstanding                        491,250         25.63           5.0
     Options exercisable                             --            --

     In October 1995, the Financial Accounting Standards Board issued Statement No. 123, Accounting for Stock-Based Compensation ("FAS 123"). This Statement establishes a new fair value based accounting method for stock-based compensation plans and encourages (but does not require) employers to adopt the new method in place of the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25"). Companies may continue to apply the accounting provisions of APB 25 in determining net income; however, they must apply the disclosure requirements of FAS 123 for all grants issued after 1994. The Company elected to continue to apply the provisions of APB 25 in accounting for the employee stock plans described above. Accordingly, no compensation cost has been recognized.

                     THE MONEY STORE INC. AND SUBSIDIARIES
                  Notes to Consolidated Financial Statements

(8)  Employee Benefit Plans (continued)

         Had compensation cost for these employee stock plans been determined based on the new fair value method under FAS 123, the Company's net income and net income per share would have been reduced based on the month of grant to the pro forma amounts indicated as follows:

                                         Years ended December 31,
                                       ----------------------------
                                             1996              1995
                                             ----              ----
                                 (Dollars in thousands, except per share data)
Net income:
       As reported                     $   85,655        $   48,715
       Pro forma (1)                       83,677            48,058
Net income per common share:
    Primary:
       As reported                     $     1.44        $     0.95
       Pro forma (1)                         1.41              0.94
    Fully diluted:
       As reported                           1.41              0.95
       Pro forma (1)                         1.38              0.94

(1) The pro forma amounts noted above only reflect the effects of stock-based compensation grants made after 1994. Because stock options are granted each year and generally vest over five years, these pro forma amounts may not reflect the full effect of applying the (optional) fair value method established by FAS 123 that would be expected if all outstanding stock option grants were accounted for under this method.

     The fair value of each option grant is estimated based on the date of grant. In determining the fair value, the Company used a modified Black-Scholes option-pricing model. For the fixed stock option plans, the following weighted-average assumptions are used for 1996 and 1995, respectively: expected dividend yield of 0.35% and 0.45%; expected volatility of 46.34% and 45.45%; risk-free interest rates of 6.41% and 5.96%; and expected lives of five for both years. The weighted-average grant-date fair value of options granted are $11.44 and $6.56 for the years ended December 31, 1996 and 1995, respectively.

                      THE MONEY STORE INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(9)  Income Taxes

         The provision for income taxes is as follows:

                                               Years ended December 31,
                                       -----------------------------------------
                                        1996             1995             1994
                                       -------          -------          -------
                                                (Dollars in thousands)
Current                                $10,998          $20,888          $ 5,269
Deferred                                47,887           13,430           16,437
                                       -------          -------          -------

                                       $58,885          $34,318          $21,706
                                       =======          =======          =======

     A reconciliation between the expected Federal income tax expense and the actual income tax expense is as follows:

                                                     Years ended December 31,
                                                 ------------------------------
                                                   1996        1995       1994
                                                 --------    -------    -------
                                                      (Dollars in thousands)

Income before income taxes                       $144,540    $83,033    $53,027
Statutory Federal income tax rate                      35%        35%        35%
                                                 --------    -------    -------

Computed expected income tax expense               50,589     29,062     18,559
State income taxes net of Federal income
    tax benefit                                     8,296      5,256      3,147
                                                 --------    -------    -------

                                                 $ 58,885    $34,318    $21,706
                                                 ========    =======    =======

     At December 31, 1996, the Company has state net operating loss carryforwards available of $13,150,000, expiring on various dates through 2011.

                     THE MONEY STORE INC. AND SUBSIDIARIES
                  Notes to Consolidated Financial Statements

(9)  Income Taxes (continued)

     The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities is as follows:

                                                              December 31,
                                                         -----------------------
                                                           1996           1995
                                                         --------       --------
                                                          (Dollars in thousands)
Deferred tax assets:
    Provision for credit losses                          $ 98,993       $ 59,270
    Interest on non-performing loans                       12,307          6,864
    Other                                                   8,806          4,542
                                                         --------       --------

                                                          120,106         70,676
                                                         --------       --------

Deferred tax liabilities:
    Gain on sale of receivables                           253,587        159,153
    Depreciation and amortization                           2,883             --
                                                         --------       --------

                                                          256,470        159,153
                                                         --------       --------

Net deferred tax liability                               $136,364       $ 88,477
                                                         ========       ========

     Management believes it is more likely than not that the Company will realize the benefit of deferred tax assets and that such assets will reverse during periods in which the Company generates net taxable income and reversal of deferred tax liabilities.

                      THE MONEY STORE INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(10) Commitments, Contingencies and Concentrations of Credit Risk

     The Company is obligated under noncancellable operating leases for property and equipment expiring at various dates through 2001. Minimum annual rental payments at December 31, 1996, are as follows (dollars in thousands):

                           1997            $ 13,611
                           1998              11,535
                           1999               8,052
                           2000               3,827
                           2001                 926
                                           --------

                                           $ 37,951
                                           ========

     Rent expense amounted to $14,470,000, $10,113,000 and $7,201,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

     The Company began development of an office building located in West Sacramento, California in May 1996, with completion expected in late 1997. The project, which includes the purchase of land and building construction, is estimated to cost approximately $85,000,000. The capitalized expenditures including interest through December 31, 1996 are $23,295,000. The 400,000 square foot building will help to centralize operations and support additional staff from the anticipated growth of the business.

     The Company has provided revolving credit facilities to various originators of home equity loans. These facilities provide the originators with warehouse financing prior to the sale of loans, usually to the Company. These agreements, which are subject to renewal periodically, bear interest at rates between prime plus 2.00% and 2.50% and are collateralized by the loans. Upon sale of the loans, the advances are repaid. At December 31, 1996, the Company has made available to originators, lines of credit of approximately $141,000,000. At December 31, 1996 and 1995 advances outstanding were $8,291,000 and $6,447,000, respectively, and are included in other receivables. The weighted average amounts outstanding under these credit agreements were $11,192,000 and $2,370,000 for the years ended December 31, 1996 and 1995, respectively.

     In certain securitization transactions, the Company subordinates a portion of its interest in excess cash flows to investors. The investors' protection from losses is provided by the subordination of the Company's cash flows including various combinations of cash deposits provided by the Company, subordination accounts and credit enhancements provided by third parties. At December 31, 1996, $163,996,000 of cash deposits held in interest-bearing accounts are restricted, and $228,046,000 is advanced in connection with subordination accounts. In senior subordinated structures, the senior certificate holders are protected from losses by outstanding subordinated certificates and credit enhancements provided by third parties.

                     THE MONEY STORE INC. AND SUBSIDIARIES
                  Notes to Consolidated Financial Statements

(10) Commitments, Contingencies and Concentrations of Credit Risk (continued)

     In an attempt to minimize the risk of interest rate fluctuations, one of the strategies employed by the Company is to enter into pre-funding arrangements in connection with securitization transactions that allow it to sell loans in the future at an agreed upon price. At December 31, 1996, under the terms of the agreements the Company had the right to deliver $176,716,000 of Home Equity Loans, $31,679,000 of SBA Loans, $30,071,000 of Student Loans, and $49,913,000
of Auto Loans, within approximately 90 days of such date.

     In addition, the Company from time to time purchases and sells government securities at agreed upon prices as an economic hedge. Losses on these transactions, which are included in gain on sale of receivables, amounted to $1,435,000 and $5,110,000 for the years ended December 31, 1996 and 1995, respectively. There were no purchases or sales during 1994.

     In certain whole loan transactions, the Company is subject to off-balance sheet credit risk in the normal course of business, due to commitments and obligations to service and repurchase loans receivable which are not included in the accompanying consolidated financial statements. The obligations to repurchase Home Equity Loans are subject to various terms and conditions including limitations on the amount of loans that may be required to be repurchased in any given year. Based upon the terms of whole loan transactions and management's estimates of the lives of the underlying portfolios, management believes that there are $57,562,000 of Home Equity Loans at December 31, 1996, which the Company may be required to repurchase in the future should such loans become more than 90 days past due.

     The Company's serviced loan portfolio is widely dispersed. At December 31, 1996, loans to borrowers in the State of California accounted for approximately 20% of the total serviced loan portfolio, while no other state accounted for more than 9%.

     In the normal course of business, the Company is subject to various legal proceedings and claims, the resolution of which will not, in management's opinion, have a material adverse effect on the consolidated financial position or results of operations of the Company.

(11)  Related Party Transactions

     The Company leases corporate administrative offices in New Jersey from a joint venture which includes a general partnership, whose partners are shareholders and executive officers of the Company. The annual rent under this lease, which expires in 2000, is subject to certain adjustments, and was approximately $1,184,000 for the year ended December 31, 1996 and $1,200,000 for the years ended December 31, 1995 and 1994.

                      THE MONEY STORE INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(12)  Other Operating Expenses

     Other operating expenses include the following:

                                                   Years ended December 31,
                                             -----------------------------------
                                               1996          1995          1994
                                             --------      --------      -------
                                                    (Dollars in thousands)

Advertising                                  $ 52,227      $ 38,290      $40,318
Depreciation and amortization                  15,630         8,446        5,475
Loan expenses                                  18,383        11,457        8,126
Office, stationery and supplies                41,471        27,172       15,353
Professional fees                              16,417         6,529        4,382
Occupancy costs                                14,470        10,113        7,201
Other expenses                                 35,500        21,387       15,333
                                             --------      --------      -------

                                             $194,098      $123,394      $96,188
                                             ========      ========      =======

(13)  Shareholders' Equity

     In May 1996, the shareholders of the Company approved the increase in authorized shares of the Company from 100,000,000 shares to 250,000,000 shares of common stock.

     In March 1996, the Company sold 5,937,500 shares of common stock for $21.50 per share, the net proceeds of which amounted to $122,128,000.

     In November 1996, the Company sold 5,215,000 shares of $1.72 mandatory convertible preferred stock for $26.50 per share, the net proceeds of which amounted to $133,363,000. Each share will pay an annual dividend of $1.72 per share, will be convertible at the option of the holder into 0.833 shares of common stock and will automatically convert on December 1, 1999 into common stock. The mandatory conversion rate, based on a formula, will range from 0.833 to 1.000 shares of common stock per share.

                      THE MONEY STORE INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(14)  Fair Values of Financial Instruments

     Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" ("FAS 107"), requires disclosure of fair value information about financial instruments, whether or not recognized in the statement of financial condition. Fair values are based on estimates using present value or other valuation techniques in cases where quoted market prices are not available. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. FAS 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

     Estimated fair values, carrying values and various methods and assumptions used in valuing the Company's financial instruments are set forth below:

                                                                                        December 31,
                                                                                        ------------
                                                                            1996                              1995
                                                                 ---------------------------       ---------------------------
                                                                 Carrying          Estimated        Carrying         Estimated
                                                                   Value          Fair Value          Value         Fair Value
                                                                 ------------     ----------       ----------       ----------
                                                                                     (Dollars in thousands)
Financial Assets:
     Cash and cash equivalents                            (a)    $  321,703       $  321,703       $  178,781       $  178,781
     Receivables                                          (b)     1,405,829        1,479,000        1,045,444        1,100,000
     Excess Servicing Asset                               (c)       806,385          822,000          524,359          603,000
Financial Liabilities:
     Notes payable (excluding senior notes)               (d)       682,197          682,197          420,892          420,892
     Unsecured - senior notes                             (d)       637,000          648,000          655,000          693,000
     Subordinated debt                                    (e)         2,000            2,000           24,000           25,000

(a) The carrying value of cash and cash equivalents is considered to be a reasonable estimate of fair value.
(b) Since it is the Company's business to sell loans it originates, the fair values were estimated using current investor yields or outstanding commitments from investors. The fair value for non-performing loans was based upon recent appraisals of collateral securing such loans. Included in the carrying value and estimated fair value of receivables is the mark-to-market effect of any open economic hedge transactions, which were insignificant at December 31, 1996 and 1995.
(c) The fair value was estimated by discounting future cash flows using rates available for instruments with similar terms and remaining maturities. In determining the fair value, assumed prepayments utilized by the Company were not significantly different from the Company's actual prepayment experience.
(d) Warehouse and unsecured notes (excluding the senior notes) generally have original maturities of less than 90 days; and therefore, the carrying value is a reasonable estimate of fair value. Term notes are generally adjustable rate and indexed to the prime rate, therefore, carrying value is a reasonable estimate of fair value. The fair value of the senior notes was estimated based on rates currently available for debt with similar terms and remaining maturities.
(e) Fair value was estimated based on rates currently available for debt with similar terms and remaining maturities.

                      THE MONEY STORE INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(14)  Fair Values of Financial Instruments (continued)

     The fair value estimates made at December 31, 1996 and 1995, were based upon pertinent market data and relevant information about the financial instruments at that time. These estimates do not reflect any premium or discount that could result from offering for sale at one time the entire portion of the financial instrument. Because no market exists for a portion of the financial instruments, fair value estimates may be based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

     Fair value estimates are based on existing on-and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. For instance, the Company has certain fee-generating business lines (e.g., its loan servicing operations) that were not considered in these estimates since these activities are not financial instruments. In addition, the tax implications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of the estimates.

                      THE MONEY STORE INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(15)  Selected Quarterly Data (unaudited)

     The following represents selected quarterly financial data of the Company, which, in the opinion of management, reflects adjustments (comprising only normal recurring adjustments) necessary for fair presentation.

                                                                                             Three Months Ended
                                                                      -------------------------------------------------------------
                                                                        March 31,        June 30,      September 30,    December 31,
                                                                      -----------      -----------     ------------     -----------
                                                                                (Dollars in thousands, except per share data)
1996
----
Revenues                                                              $   154,748      $   178,372      $   202,184      $   243,358

Income before income taxes                                                 23,734           31,667           38,057           51,082

Net income                                                                 14,204           18,897           22,720           29,834

Net income per common share - primary                                 $      0.27      $      0.32      $      0.38      $      0.49

Weighted average number of common shares
     outstanding - primary                                             52,738,400       59,399,392       59,090,793       59,385,914


Net income per common share - fully diluted                           $      0.27      $      0.32      $      0.38      $      0.48

Weighted average number of common shares
     outstanding - fully diluted                                       52,738,400       59,399,392       59,346,543       62,235,498



1995
----
Revenues                                                              $    91,758      $   112,665      $   145,261      $   160,874

Income before income taxes                                                 12,344           18,182           22,514           29,993

Net income                                                                  7,244           10,766           13,233           17,472

Net income per common share                                           $      0.14      $      0.21      $      0.26      $      0.34

Weighted average number of common shares outstanding                   50,805,206       50,899,050       51,096,575       51,287,503


                     THE MONEY STORE INC. AND SUBSIDIARIES
                  Notes to Consolidated Financial Statements

(16) Subsidiary Guarantors

        The Company has filed with the Securities and Exchange Commission a preliminary prospectus supplement with respect to a possible offering off the Company's shelf registration statement of $250,000,000 of Senior Notes, a portion of which will be due in 2002 and the remainder in 2004. The Senior Notes will constitute unsecured and unsubordinated senior indebtedness of the Company. The Senior Notes will be fully and unconditionally guaranteed (the "Subsidiary Guarantees") on a senior unsecured, joint and several, basis by certain of the Company's wholly-owned subsidiaries (the "Guarantors"), although the Subsidiary Guarantees may terminate prior to maturity of the Senior Notes upon the occurrence of certain circumstances. The Subsidiary Guarantees will rank equally in right of payment, on a pari passu basis, with all existing and future unsecured and unsubordinated indebtedness and guarantees of the Guarantors.
The ability of the Company's subsidiaries to pay dividends or make payments on intercompany indebtedness will be subject to applicable state laws.

        The following consolidating condensed financial data illustrate the composition of the combined Guarantors. The Company believes that providing the condensed consolidating information is of material interest to potential investors in the Senior Notes and has not presented separate financial statements for each of the Guarantors, because it was deemed that such financial statements would not provide potential investors with any material additional information.

        Investments in subsidiaries are accounted for by the parent and Subsidiary Guarantors on the equity method for the purposes of the consolidating financial data. Earnings of subsidiaries are therefore reflected in the parent's and Subsidiary Guarantor's investment accounts and earnings. The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions. Certain sums in the following tables reflect immaterial rounding differences.

                     The Money Store Inc. and Subsidiaries
                Consolidating Statements of Financial Condition
                               December 31, 1996
                            (Dollars in thousands)



                                                       Combined        Combined
                                         Parent        Guarantor     Non-Guarantor
                                         Company     Subsidiaries    Subsidiaries     Eliminations  Consolidated
                                      -----------    --------------- ---------------  ------------  ------------
                Assets
                ------

Cash and cash equivalents              $   194,532    $  (40,968)   $   168,139     $        -       $   321,703
Receivables, net                                         964,259        421,675                        1,385,934
Excess servicing asset                                                  806,385                          806,385
Investment in subsidiaries                 367,246         2,684                       (369,930)
Property and equipment, net                               71,636          1,822                           73,458
Other                                        5,204        18,516            825              -            24,545
                                       -----------    ----------    -----------     -----------      -----------
                                       $   566,982    $1,016,127    $ 1,398,846     $  (369,930)     $ 2,612,025
                                       ===========    ==========    ===========     ===========      ===========
Liabilities and Shareholders' Equity
-------------------------------------

Liabilities:
 Notes payable                         $ 1,315,394    $    3,803    $        -      $         -      $ 1,319,197
 Income taxes, principally deferred        (20,568)      147,545        20,220                           147,197
 Due to (from) parent and affiliates    (1,334,279)       49,564     1,284,787              (72)
 Allowance for credit losses on
  loans sold                                             217,681         2,404                           220,085
 Unearned insurance commissions                            7,754                                           7,754
 Other                                      21,926       303,207         8,150                           333,283
                                       ------------   ----------    ----------      -----------      -----------
                                           (17,527)      729,554     1,315,561              (72)       2,027,516
                                       ------------   ----------    ----------      -----------      -----------
Subordinated debt                            2,000                                                         2,000
                                       ------------   ----------    ----------      -----------      -----------
Shareholders' equity:
 Preferred stock                           133,363                                                       133,363
 Common stock                              188,276        20,413         3,190          (23,603)         188,276
 Additional paid-in capital                                9,103        47,897          (57,000)
 Retained earnings                         260,870       257,057        32,198         (289,255)         260,870
                                       ------------   ----------    ----------      -----------      ------------
                                           582,509       286,573        83,285         (369,858)         582,509
                                       ------------   ----------    ----------      -----------      ------------
                                       $   566,982    $1,016,127    $1,398,846      $  (369,930)     $ 2,612,025
                                       ============   ==========    ==========      ===========      ============

                     The Money Store Inc. and Subsidiaries
                Consolidating Statements of Financial Condition
                               December 31, 1995
                            (Dollars in thousands)


                                                            Combined     Combined
                                                Parent      Guarantor  Non-Guarantor
                                               Company    Subsidiaries  Subsidiaries  Eliminations   Consolidated
           Assets                            -----------  ------------  ------------  ------------   ------------
           ------
Cash and cash equivalents                    $   168,367   $  (61,392)   $   71,807   $         -    $  178,781
Receivables, net                                     274      799,295       230,283                   1,029,853
Excess servicing asset                                                      524,359                     524,359
Investment in subsidiaries                       250,991        1,290                    (252,281)
Property and equipment, net                                    32,208         1,554                      33,762
Other                                              7,736       16,559         1,198                      25,493
                                             -----------   ----------   -----------   -----------    ----------
                                             $   427,368   $  787,960   $   829,201   $  (252,281)   $1,792,248
                                             ===========   ==========   ===========   ===========    ==========

Liabilities and Shareholders' Equity
------------------------------------

Liabilities:
 Notes payable                               $ 1,075,264   $      628   $         -   $         -    $1,075,892
 Income taxes, principally deferred              (15,040)      97,233        12,735                      94,928
 Due to (from) parent and affiliates            (919,133)     157,531       761,674           (73)
 Allowance for credit losses on loans sold                    123,652         1,503                     125,155
 Unearned insurance commissions                                 4,704                                     4,704
 Other                                            21,151      198,025         7,267                     226,443
                                             -----------   ----------   -----------   -----------    ----------
                                                 162,242      581,774       783,179           (73)    1,527,122
                                             -----------   ----------   -----------   -----------    ----------
Subordinated debt                                 24,000                                                 24,000
                                             -----------   ----------   -----------   -----------    ----------

Shareholders' equity:
 Preferred stock
 Common stock                                     59,603       20,413         3,190       (23,603)       59,603
 Additional paid-in capital                                     3,503        22,897       (26,400)
 Retained earnings                               181,523      182,270        19,935      (202,205)      181,523
                                             -----------   ----------   -----------   -----------    ----------
                                                 241,126      206,186        46,022      (252,208)      241,126
                                             -----------   ----------   -----------   -----------    ----------
                                             $   427,368   $  787,960   $   829,201   $  (252,281)   $1,792,248
                                             ===========   ==========   ===========   ===========    ==========

                     The Money Store Inc. and Subsidiaries
                      Consolidating Statements of Income
                         Year ended December 31, 1996
                            (Dollars in thousands)



                                                            Combined     Combined
                                               Parent       Guarantor    Non-Guarantor
                                               Company     Subsidiaries  Subsidiaries  Eliminations  Consolidated
                                             ------------  ------------  ------------- ------------  ------------
Revenues:
Gain on sale of receivables                  $       297  $   520,915    $   23,239     $       -   $   544,451
Finance income, fees earned and other              5,840      198,975        29,396                     234,211
                                             -----------  -----------    ----------     ----------- -----------
                                                   6,137      719,890        52,635                     778,662
                                             -----------  -----------    ----------     ----------- -----------

Expenses:
Operating expenses                                 4,814      338,922        20,658                     364,394
Provision for credit losses                                   144,749           903                     145,652
Interest                                           1,323      112,093        10,660                     124,076
                                             -----------  -----------    ----------     ----------- -----------
                                                   6,137      595,763        32,222                     634,122
                                             -----------  -----------    ----------     ----------- -----------

Income (loss) before income taxes and
  undistributed income of subsidiaries                        124,127        20,413                     144,540
Income taxes                                                   50,681         8,204                      58,885

Equity in undistributed income of
  subsidiaries                                    85,655        1,414                      (87,069)         -
                                             -----------  -----------    ----------     ----------- -----------

   Net income (loss)                         $    85,655  $    74,860    $   12,209     $  (87,069) $    85,655
                                             ===========  ===========    ==========     =========== ===========


                     The Money Store Inc. and Subsidiaries
                      Consolidating Statements of Income
                         Year ended December 31, 1995
                            (Dollars in thousands)


                                                         Combined      Combined
                                          Parent         Guarantor    Non-Guarantor
                                          Company       Subsidiaries  Subsidiaries      Eliminations  Consolidated
                                         ---------    --------------  -------------     ------------  ------------
Revenues:
Gain on sale of receivables              $      -     $    331,257    $  22,738         $             $   353,995
Finance income, fees earned and
 other                                       6,363         133,430       16,770                           156,563
                                         ---------    --------------  -------------     ------------  ------------
                                             6,363         464,687       39,508                           510,558
                                         ---------    --------------  -------------     ------------  ------------

Expenses:
Operating expenses                           6,361         219,549       16,908                           242,817
Provision for credit losses                                 90,295          428                            90,723
Interest                                         2          82,438       11,544                            93,985
                                         ---------    --------------  -------------     ------------  ------------
                                             6,363         392,282       28,880                           427,525
                                         ---------    --------------  -------------     ------------  ------------

Income (loss) before income taxes and
  undistributed income of subsidiares                       72,405       10,629                            83,033
Income taxes                                                30,370        3,948                            34,318

Equity in undistributed income of
 subsidiaries                               48,715           1,347                         (50,062)
                                         ---------    --------------  -------------     ------------  ------------
   Net income (loss)                     $  48,715    $     43,382    $   6,680         $  (50,062)   $    48,715
                                         =========    ==============  =============     ============  ============


                     The Money Store Inc. and Subsidiaries
                      Consolidating Statements of Income
                         Year ended December 31, 1994
                            (Dollars in thousands)




                                                    Combined         Combined
                                          Parent    Guarantor      Non-Guarantor
                                         Company   Subsidiaries     Subsidiaries           Eliminations  Consolidated
                                        --------   ------------   ----------------         ------------  ------------
Revenues:
Gain on sale of receivables              $     -     $229,569        $  30,344             $              $   259,913
Finance income, fees earned and other      2,208       55,562           12,786                                 70,557
                                         -------     --------        ---------              --------      -----------
                                           2,208      285,131           43,130                                330,470
                                         -------     --------        ---------              --------      -----------
Expenses:
Operating expenses                         2,281      165,088           14,415                                181,784
Provision for credit losses                            51,492            1,108                                 52,600
Interest                                               38,395            4,664                                 43,059
                                         -------     --------        ---------              --------      -----------
                                           2,281      254,975           20,187                                277,443
                                         -------     --------        ---------              --------      -----------
Income (loss) before income taxes and
     undistributed income of subsidiares     (73)      30,157           22,943                                 53,027
Income taxes                                 (90)      12,125            9,671                                 21,706

Equity in undistributed income of
 subsidiaries                             31,304          168                                (31,472)              -
                                         -------     --------        ---------              --------        ---------
              Net income (loss)          $31,321     $ 18,200          $13,272              $(31,472)         $31,321
                                         =======     ========        =========              ========        =========

                     The Money Store Inc. and Subsidiaries
                     Consolidating Statements of Cash Flows
                         Year ended December 31, 1996
                            (Dollars in thousands)

                                                                Combined        Combined
                                                    Parent     Guarantor    Non-Guarantor
                                                   Company   Subsidiaries    Subsidiaries   Eliminations   Consolidated
                                                   --------  ------------   -------------   ------------   ------------
Cash flows from operating activities:
Net income                                         $85,655    $    74,860       $  12,209      $ (87,069)   $    85,655
Adjustments to reconcile net income to net
 cash used in operations:
Equity in undistributed income of subsidiaries     (85,655)        (1,414)              -         87,069              -
Depreciation & amortization                          2,499         12,702             429              -         15,630
Provision for deferred income taxes                      -         41,912           5,975              -         47,887
Provision for credit losses                              -        144,749             903                       145,652
Net change in operating assets and liabilities:
 Proceeds from loans sold                                -      5,061,776         387,464                     5,449,240
 Loans originated & purchased                            -     (5,234,595)       (458,459)                   (5,693,054)
 Loans repurchased                                       -         (6,971)              -                        (6,971)
 (Increase) decrease in other receivables              274        (36,596)       (120,371)                     (156,693)
 Excess Servicing Spread                                 -              -        (534,550)                     (534,550)
 Amortization of Excess Servicing Asset                  -              -         252,524                       252,524
 Increase (decrease) in accounts payable and
  other liabilities                                 (5,556)        34,624          (5,067)                       24,001
 Other, net                                          5,091          4,248           1,897                        11,236
                                                   --------  ------------   -------------   ------------   ------------
Net cash used in operating activities                2,308         95,295        (457,046)             -       (359,443)
                                                   --------  ------------   -------------   ------------   ------------
Cash flows from investing activities:
Purchase of property and equipment                       -        (47,915)           (697)                      (48,612)
Investment in and advances to subsidiaries        (444,943)      (103,128)        548,071                             -
                                                  --------  -------------  --------------   ------------   -------------
Net cash used in investing activities             (444,943)      (151,043)        547,374              -        (48,612)
                                                  --------  -------------  --------------   ------------   -------------
Cash flows from financing activities:
Net increase in credit facilities                  303,131           (716)              -                       302,415
Proceeds from unsecured senior notes                20,000              -               -                        20,000
Principal payments on unsecured senior notes       (83,000)             -               -                       (83,000)
Principal payments on subordinated debt            (22,000)             -               -                       (22,000)
Debt issuance costs                                 (1,467)             -              54                        (1,413)
Net increase in collections payable                      -         76,889           5,950                        82,839
Net proceeds from issuance of preferred stock      133,363              -               -                       133,363
Net proceeds from issuance of common stock         122,128              -               -                       122,128
Proceeds from exercised stock options                2,953              -               -                         2,953
Dividends paid                                      (6,308)             -               -                        (6,308)
                                                   --------  ------------   -------------   ------------   ------------
Net cash provided by financing activities          468,800         76,173           6,004              -        550,977
                                                   --------  ------------   -------------   ------------   ------------
Net increase (decrease) in cash and cash
 equivalents                                        26,165         20,425          96,332                       142,922
Cash and cash equivalents at beginning of year     168,367        (61,393)         71,807                       178,781
                                                 ---------   ------------   -------------   ------------   --------------
Cash and cash equivalents at the end of year     $ 194,532  $    (40,968)   $     168,139   $          _   $    321,703
                                                 =========  ============== ==============   ============   ==============

                     The Money Store Inc. and Subsidiaries
                     Consolidating Statements of Cash Flows
                         Year ended December 31, 1995
                            (Dollars in thousands)

                                                                  Combined        Combined
                                                        Parent    Guarantor    Non-Guarantor
                                                        Company  Subsidiaries   Subsidiaries   Eliminations  Consolidated
                                                     ----------- ------------   -------------  ------------ -------------
Cash flows from operating activities:
Net income                                            $  48,715  $   43,382       $   6,680   $   (50,062)    $    48,715
Adjustments to reconcile net income to net
  cash used in operations:
Equity in undistributed income of subsidiaries          (48,715)     (1,347)              -        50,062               -
Depreciation & amortization                               1,888       6,234             324             -           8,446
Provision for deferred income taxes                           -       9,798           3,632             -          13,430
Provision for credit losses                                   -      90,295             428                        90,723
Net change in operating assets and liabilities:
  Proceeds from loans sold                                    -   3,129,486         379,338                     3,508,824
  Loans originated & purchased                                -  (3,453,842)       (369,129)                   (3,822,971)
  Loans repurchased                                           -      (9,059)              -                        (9,059)
  (Increase) decrease in other receivables                 (191)    (23,727)        (73,527)                      (97,445)
  Excess Servicing Spread                                     -           -        (342,256)                     (342,256)
  Amortization of Excess Servicing Asset                      -           -         137,502                       137,502
  Increase (decrease) in accounts payable and
    other liabilities                                    14,954       4,940          (1,425)                       18,469
  Other, net                                             (2,198)     10,302            (862)                        7,242
                                                     ----------- ------------   -------------  ------------ -------------
Net cash used in operating activities                    14,453    (193,538)       (259,295)            -        (438,380)
                                                     ----------- ------------   -------------  ------------ -------------
Cash flows from investing activities:
Purchase of property and equipment                            -     (16,684)           (782)                      (17,466)
Investment in and advances to subsidiaries             (387,909)    114,748         273,161                             -
                                                     ----------- ------------   -------------  ------------ -------------
Net cash used in investing activities                  (387,909)     98,064         272,379             -         (17,466)
                                                     ----------- ------------   -------------  ------------ -------------
Cash flows from financing activities:
Net increase in credit facilities                        99,859        (387)              -                        99,472
Proceeds from unsecured senior notes                    300,000           -               -                       300,000
Principal payments on unsecured senior notes                  -           -               -                             -
Principal payments on subordinated debt                       -           -               -                             -
Debt issuance costs                                      (2,902)          -               -                        (2,902)
Net increase in collections payable                           -      79,009            (392)                       78,617
Net proceeds from issuance of preferred stock                 -           -               -                             -
Net proceeds from issuance of common stock                    -           -               -                             -
Proceeds from exercised stock options                     1,640           -               -                         1,640
Dividends paid                                           (3,492)          -               -                        (3,492)
                                                     ----------- ------------   -------------  ------------ -------------
Net cash provided by financing activities               395,105      78,622            (392)            -         473,335
                                                     ----------- ------------   -------------  ------------ -------------
Net increase (decrease) in cash and cash equivalents     21,649     (16,852)         12,692                        17,489
Cash and cash equivalents at beginning of year          146,718     (44,541)         59,115                       161,292
                                                     ----------- ------------   -------------  ------------ -------------
Cash and cash equivalents at the end of year          $ 168,367  $  (61,393)      $  71,807    $        -     $   178,781
                                                     =========== ============   =============  ============  ============

                     The Money Store Inc. and Subsidiaries
                    Consolidating Statements of Cash Flows
                         Year ended December 31, 1994
                            (Dollars in thousands)

                                                                  Combined        Combined
                                                        Parent    Guarantor    Non-Guarantor
                                                        Company  Subsidiaries   Subsidiaries   Eliminations  Consolidated
                                                     ----------- ------------   -------------  ------------ -------------
Cash flows from operating activities:
Net income                                            $  31,321  $   18,200       $  13,272   $   (31,472)    $    31,321
Adjustments to reconcile net income to net
  cash used in operations:
Equity in undistributed income of subsidiaries          (31,304)       (168)              -        31,472              -
Depreciation & amortization                               1,626       3,616             233                         5,475
Provision for deferred income taxes                           -       7,282           9,155                        16,437
Provision for credit losses                                   -      51,492           1,108                        52,600
Net change in operating assets and liabilities:
  Proceeds from loans sold                                    -   2,530,597         285,814                     2,816,411
  Loans originated & purchased                                -  (2,433,443)       (345,965)                   (2,779,408)
  Loans repurchased                                           -     (14,314)              -                       (14,314)
  (Increase) decrease in other receivables                  (83)   (110,076)             43                      (110,116)
  Excess Servicing Spread                                     -           -        (208,156)                     (208,156)
  Amortization of Excess Servicing Asset                      -           -         113,443                       113,443
  Increase (decrease) in accounts payable and
    other liabilities                                     8,844       1,421             (79)                       10,186
  Other, net                                                 78      (1,778)            764                          (936)
                                                     ----------- ------------   -------------  ------------ -------------
Net cash used in operating activities                    10,482      52,829        (130,368)            -         (67,057)
                                                     ----------- ------------   -------------  ------------ -------------
Cash flows from investing activities:
Purchase of property and equipment                            -     (14,891)           (596)                      (15,487)
Payment for purchase of home improvement
 loan company, net of cash acquired                           -      (2,748)                                       (2,748)
Investment in and advances to subsidiaries              (88,838)    (57,426)        146,264                             -
                                                     ----------- ------------   -------------  ------------ -------------
Net cash used in investing activities                   (88,838)    (75,065)        145,668              -        (18,235)
                                                     ----------- ------------   -------------  ------------ -------------
Cash flows from financing activities:
Net increase in credit facilities                        24,211         573               -                        24,784
Proceeds from unsecured senior notes                    150,000           -               -                       150,000
Principal payments on unsecured senior notes                  -           -               -                             -
Principal payments on subordinated debt                 (17,000)          -               -                       (17,000)
Debt issuance costs                                      (2,169)          -               -                        (2,169)
Net increase in collections payable                           -       7,240            (578)                        6,662
Net proceeds from issuance of preferred stock                             -               -                             -
Net proceeds from issuance of common stock                                -               -                             -
Proceeds from exercised stock options                         -           -               -                             -
Dividends paid                                           (2,371)          -               -                        (2,371)
                                                     ----------- ------------   -------------  ------------ -------------
Net cash provided by financing activities               152,671       7,813            (578)              -        159,906
                                                     ----------- ------------   -------------  ------------ -------------
Net increase (decrease) in cash and cash equivalents     74,315     (14,423)         14,722                        74,614
Cash and cash equivalents at beginning of year           72,403     (30,118)         44,393                        86,678
                                                     ----------- ------------   -------------  ------------ -------------
Cash and cash equivalents at the end of year          $ 146,718  $  (44,541)      $  59,115    $        -     $   161,292
                                                     =========== ============   =============  ============  ============

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